EXHIBIT 10.16

INTELLIGENT PERIPHERAL DEVICES, INC.

INVESTORS’ RIGHTS AGREEMENT

Dated as of June 4, 1999

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TABLE OF CONTENTS

(Continued)

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5.11	Aggregation of Stock	19

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INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made and entered into as of June 4, 1999 (the “Effective Date”), by and between Intelligent Peripheral Devices, Inc., a California corporation (the “Company”), Ketan Kothari, Manish Kothari and Joseph Barrus (each, a “Founder” and , collectively, the “Founders”) and the investors listed on the signature page hereto (each of which is referred to herein as an “Investor” or collectively, as the “Investors”).

R E C I T A L S

WHEREAS, the Investors and the Company are parties to the Recapitalization Agreement of even date herewith (the “Recapitalization Agreement”) between the Company, the Founders and the Investors, pursuant to which the Investors are purchasing shares of Redeemable Preferred Stock and Series A Convertible Preferred Stock of the Company (the “Series A Stock”);

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of the common stock of the Company (the “Common Stock”) issued or issuable to such Investors upon conversion of the Series A Stock, and certain other matters as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	INFORMATION RIGHTS.

1.1 Financial Information . The Company covenants and agrees that, commencing on the date of this Agreement and for so long as any Investor holds at least ten percent (10%) of the Series A Stock purchased by the Investor pursuant to the Recapitalization Agreement, and/or the equivalent number (on an as-converted basis) of shares of Common Stock issued upon conversion of such shares of Series A Stock (the “Series A Conversion Stock”), the Company will:

(a) Annual Reports. Furnish to such Investor, as soon as practicable and in any event by February 28 of each year, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of operations and an audited consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, all prepared in accordance with generally accepted accounting principles, together with the audit report of a “Big Five” accounting firm thereon and copies of any management letters in connection with such audits;

(b) Monthly Reports. Furnish to such Investor as soon as practicable, and in any case within 30 days of the end of each month of the Company, monthly unaudited consolidated financial statements, including an unaudited consolidated balance sheet, an unaudited consolidated statement of operations and an unaudited consolidated statement of cash flows, together with a certificate of the Chief Financial Officer or President of the Company stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal month covered; and

(c) Annual Budget. Furnish to such Investor (i) monthly financial statements compared against the Company’s annual operating plan, as provided to and approved by the board of directors of the Company (the “Board”), and (ii) a copy of the Company’s annual operating plan, prepared on a quarterly basis, within 30 days prior to the beginning of the Company’s fiscal year.

1.2 Inspection Rights . For so long as Summit Partners and its affiliates hold at least ten percent (10%) of the Series A Stock purchased by them pursuant to the Recapitalization Agreement, and/or the equivalent number (on an as-converted basis) of shares of Series A Conversion Stock, or any combination thereof, the Company shall permit Summit Partners or its transferees (as permitted pursuant to Section 4.1 (a) hereof), at Summit Partners’ expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Summit Partners; provided, however, that the Company shall not be obligated under this Section 1.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

1.3 Key-Man Insurance . The Company has as of the date hereof, or shall within 90 days of the date hereof, use its reasonable best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Ketan Kothari in the amount of $350,000, Manish Kothari in the amount of $350,000 and Joseph Barrus in the amount of $350,000, except as otherwise decided in accordance with policies adopted by the Board (with the approval of the Investor Designees). The Company will cause to be maintained the term life insurance required by this Section 1.3 hereof, except as otherwise decided in accordance with policies adopted by the Board. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board.

1.4 Termination of Certain Rights . The Company’s obligations under Sections 1.1 through 1.3 above will terminate upon the earlier of (a) the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (c) the closing of an acquisition of the Company by another corporation or entity by a consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction.

2.	REGISTRATION RIGHTS.

2.1 Definitions. For purposes of this Agreement:

(a) Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document pursuant to the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(b) Registrable Securities. The term “Registrable Securities” means: (i) the shares of Common Stock issued or issuable upon the conversion of any shares of the Series A Stock, (ii) the shares of Common Stock issued to the Founders and in the amounts set forth on Schedule A attached hereto (provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purpose of Sections 2.2, 2.4, 2.10 and 4.2), (iii) any shares of Common Stock or shares of Common Stock issued or issuable upon the conversion of any shares of Series A Stock; in each case hereafter acquired by the Investors, and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of any shares of Common Stock or Series A Stock described in clause (i) and (iii) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(d) Holder. For purposes of Sections 2, 3 and 4 of this Agreement, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under Section 2 or Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A Stock of the Company convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and the Holders of Registrable Securities will not be required to convert their shares of Series A Stock into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates (and then only to the extent necessary to sell the Registrable Securities to be sold in such offering).

(e) Form S-3. The term “Form S-3” means Form S-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the United States Securities and Exchange Commission.

2.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement, or (ii) six (6) months after the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock, a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock. option, stock purchase or similar plan or an SEC Rule 145 transaction) having an aggregate offering price of not less than $15,000,000 (provided, however, that if this request is received prior to the time that the Company’s first registration statement for a firm commitment underwritten public offering of the Company’s securities has been declared effective, the minimum aggregate offering price shall be not less than $20,000,000), then the Company shall:

(i) within 20 days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 2.2(b).

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.2(a) and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary Form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore in the best interests of the Company to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) after the Company has effected two registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date 90 days prior to the Board’s good faith estimate of the filing date of a registration statement subject to Section 2.3 hereof (provided that notice of such estimated filing date is given to the Initiating Holders within 30 days of their request for registration) and ending on the date 180 days after the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s Common Stock or the date 90 days after the effective date of any other registration statement subject to Section 2.3 hereof, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective; or

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

(e) The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.2 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements (in an amount not to exceed 20,000) of one counsel for the selling Holder or Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of at least 50% of the Registrable Securities to be registered unless the registration is withdrawn because the Company disclosed information that is materially adverse to the Company or its stock price, in which case the Company will be required to pay such expenses.

2.3 Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities in writing prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to any registration under Section 2.4 of this Agreement, to any employee benefit plan or to a corporate reorganization, and (ii) registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or registrations in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Any Holder who elects to include some or all of its Registrable Securities pursuant to this Section 2.3 shall cooperate with the Company in the preparation of any and all documents and instruments the Company deems necessary or convenient for the preparation of any applicable registration statement, and such Holders shall supply the Company with any and all information the Company deems necessary or convenient with respect to any registration statement.

(a) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with 2.3(b).

(b) Underwriting. If a registration statement for which the Company gives notice pursuant to this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company, second, to the Investors requesting inclusion of their Registrable Securities in such registration on a pro rata basis based upon the total number of Registrable Securities then held by each such Investor and third, to each of the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares (including Registrable

Securities) from the registration and underwriting as described above in this Section 2.3 shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below 20% of all the shares included in the registration, except for a registration relating to the Company’s initial public offering of its Common Stock, from which all Registrable Securities may be excluded; and (ii) all shares held by securityholders that are not Registrable Securities shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 20 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners, shareholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and the reasonable fees and disbursements (in an amount not to exceed $15,000) of one counsel for the selling Holder or Holders shall be borne by the Company.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least 25% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b) Registration. As soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(1) if Form S-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than twice during any 12-month period for a period of not more than 90 days, after receipt of the request of the Holder or Holders under this Section 2.4; or

(4) if the Company has, within the 3-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2.4.

(c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters’ or brokers’ discounts and commissions) including, without limitation, all filing, federal and “blue sky” registration and qualification fees, printers’ and accounting fees, the fees and expenses of counsel for the Company, and (in the case of the first three registrations under this Section 2.4) the reasonable fees and disbursements (in an amount not to exceed $20,000) of one counsel for the selling Holder or Holders.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 successive days.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.

(f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which the Company becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if of underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities. Additionally, the Company shall have no obligation with respect to any registration requested pursuant to Sections 2.2 or 2.4 if, due to the operation of this Section 2.6, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligations to initiate such registration as specified in Section 2.2 or 2.4.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of he following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder or partner, officer, director, underwriter or controlling person or Affiliate of such Holders for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent so prejudiced to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders shall be responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnifications and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and supersede the provisions hereof.

(f) Survival. The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement and otherwise.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as the Company has become subject to the reporting requirements of the Exchange Act, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the initial public offering, in accordance with the requirements of Rule 144(c), after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.9 Termination of the Company’s Obligations. The Company shall have no obligations provided in Section 2 hereof with respect to: (i) any request or requests for registration made by any Holder on a date more than two (2) years after the closing date of the Company’s initial public offering; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4 hereof if, in the reasonable opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act; provided, however, that the provisions of this Section 2.9 shall not apply to any Holder who owns more than 1% of the Company’s outstanding capital stock until such time as such Holder owns less than 1 % of the Company’s outstanding capital stock.

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the Holders to be included or (b) to demand registration of their securities.

2.11 “Market Stand-Off’ Agreement.

(a) The Investors hereby agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the first registration statement for a firm commitment underwritten public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or reduce its interest in (collectively, “Transfer”), any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(i) all executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

(ii) such market stand-off time period shall not exceed 180 days.

(b) The Investors further agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the second registration statement of the Company filed under the Securities Act, they shall not to the extent requested by the Company and such underwriter, directly or indirectly Transfer any securities of the Company held by them at any time during such period except Common Stock included in such registration; provided, however, that:

(i) all executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

(ii) such market stand-off time period shall not exceed 90 days.

(iii) In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or to a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms that may be promulgated in the future.

2.12 S-3 Registration Requirements . Notwithstanding anything else contained n this Agreement, the Company shall not become obligated to become subject to the Exchange Act and, the Investors acknowledge, until such time as the Company becomes subject to the Exchange Act, the Company will be legally precluded from registering securities under a Form S-3 and, accordingly, no provisions in this Agreement to the contrary shall be deemed to require the Company to undertake such a registration until the Company legally is qualified to do so.

3.	RIGHT OF FIRST OFFER.

3.1 General. The Investors and any parties to whom such Holder’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee hereinafter referred to as a “Rights Holder”) has the right of first offer to purchase such Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)) to (b) a number of shares of Common Stock equal to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the total number of shares of Common Stock into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (iii) the total number of shares of Common Stock issuable upon the exercise of all then exercisable outstanding options to purchase shares of Common Stock pursuant to equity incentive plans approved by the Board or upon the conversion of other convertible securities.

3.2 New Securities. “New Securities” shall mean any Common Stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever, including notes or other debt instruments, that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; provided, however, that the term “New Securities” does not include:

(i) up to a maximum of 2,638,235 shares of the Common Stock (and/or options or warrants therefor) (such number of shares being subject to proportional adjustment to reflect subdivisions, combinations and stock dividends affecting the number of outstanding shares of such stock) issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board;

(ii) any Common Stock or other securities issuable upon conversion of or with respect to any then outstanding shares of Series A Stock or Common Stock or other securities issuable upon conversion thereof;

(iii) any shares of the Company’s Common Stock or preferred stock (or any other security of the Company) issued in connection with any stock split or stock dividend;

(iv) any securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act;

(v) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity, 50% or more of the voting power of such other corporation or entity, or 50% or more of the equity ownership of such other entity, provided such issuance is approved by a majority of the Board; or

(vi) up to a maximum of 500,000 shares of any capital stock (and/or options or warrants therefor) issued to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, provided such issuance is approved by the Board.

3.3 Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give written notice to each Rights Holder of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have thirty days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). Notwithstanding the terms set forth in the Notice, each Rights Holder shall have the right to pay cash for New Securities offered in the Notice. If any Rights Holder fails to so agree in writing within such ten day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and the Company shall promptly give each Rights Holder (if any) who has timely agreed to purchase its full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to unpurchase such Nonpurchasing Rights Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holder’s unpurchased Pro Rata Share of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders at any time within five days after receiving the Overallotment Notice.

3.4 Failure to Exercise. If the Rights Holders fail to exercise in full the right of first offer within such ten plus five day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice. If the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5 Termination. This right of first offer shall terminate (i) immediately before the closing of the first underwritten sale of Common Stock to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation or merger in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% or more of the voting power of the corporation or other entity surviving such transaction.

4.	ASSIGNMENT AND AMENDMENT.

4.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information and Inspection Rights. The rights of the Investors under Section 1.1 or 1.2 hereof may be assigned only to a party who acquires from the Investors (or the Investors’ permitted assigns) at least that number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Series A Conversion Stock described in Section 1.1 or 1.2 hereof, respectively. The rights of the Investors under Section 1.3 may not be assigned except to a subsidiary, partner, retired partner or affiliate of any Investor.

(b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first offer of a Rights Holder under Section 3 hereof may be assigned only to: (i) any direct or indirect partner or retired partner of any such Holder or Rights Holder that is a partnership; (ii) any family member or trust for the benefit of any Holder or Rights Holder who is an individual; (iii) any wholly owned Subsidiary of such Holder; (iv) with respect to the registration rights under Section 2, to any transferee who acquires at least 1,000,000 shares of Registrable Securities; and (v) with respect to the rights of first offer under Section 3, to any transferee who acquires at least 1,000,000 shares of Registrable Securities; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

4.2 Amendment of Rights. Unless otherwise provided for herein, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, Holder and Rights Holder, each permitted successor or assignee of each Investor, Holder or Rights Holder, and the Company.

5.	GENERAL PROVISIONS.

5.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

(a) if to the Investors, at the addresses set forth on the signature pages hereto.

(b) if to the Company, at 20380 Town Center Lane, Suite 270, Cupertino, CA 95014, Attn: Ketan Kothari, President; with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, Attn: Curtis L. Mo, Esq.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder by giving ten days’ advance notice to all other parties. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

5.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

5.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

5.6 Successors And Assigns. Subject to the provisions of Section 4, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

5.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.9 Costs And Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

5.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or preferred stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

5.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

INTELLIGENT PERIPHERAL DEVICES, INC.

By:	/s/ KETAN KOTHARI
Name:	Ketan Kothari
Title:	President

INVESTORS:

SUMMIT VENTURES V, L.P.

By:	Summit Partners V, L.P., its General Partner

By:	Summit Partners, LLC, its General Partner

By:	/s/ WALTER G. KORTSCHAK
Member

Address:	499 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

SUMMIT V ADVISORS FUND (QP), L.P.

By:	Summit Partners, LLC, its General Partner

By:	/s/ WALTER G. KORTSCHAK
Member

Address:	499 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

SUMMIT V COMPANION FUND, L.P.

By:	Summit Partners V, L.P., its General Partner

By:	Summit Partners, LLC, its General Partner

By:	/s/ WALTER G. KORTSCHAK
Member

Address:	499 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

SUMMIT V. ADVISORS FUND, L.P.

By:	Summit Partners, LLC, its General Partner

By:	/s/ WALTER G. KORTSCHAK
Member

Address:	499 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

SUMMIT INVESTORS III, L.P.

By:	/s/ WALTER G. KORTSCHAK
General Partner

Address:	499 Hamilton Avenue, Suite 200
Palo Alto, CA 94301

BROADVIEW PARTNERS GROUP

By:	Peter Mooney

Its:	/s/ PETER MOONEY
Nominee

Address:

SQUAM LAKE INVESTORS III, L.P.

By:	GPI, Inc., its General Partner

By:	/s/ GARY WILKINSON, TREASURER

Address:	Squam Lake Investors
c/o Bain & Company, Inc.
Two Copley Place
Boston, MA 02117

RANDOLPH STREET PARTNERS

By:

Its:	/s/ JACK S. LEVIN

Address:	200 E. Randolph Drive
Chicago; IL 60601
Attn: Ted H. Zook

RANDOLPH STREET PARTNERS 1998 DIF, L.L.C.

By:

Its:	/s/ JACK S. LEVIN

Address:	200 E. Randolph Drive
Chicago, IL 60601
Attn: Ted H. Zook

BROBECK, PHLEGER & HARRISON LLP

By:	/s/ CURTIS MO

Its:	Partner

Address:	Two Embarcadero Place
2200 Geng Road
Palo Alto, CA 94303
Attn: Curtis L. Mo, Esq.

FOUNDERS:

/s/ KETAN KOTHARI Ketan Kothari

/s/ MANISH KOTHARI Manish Kothari

/s/ JOSEPH BARRUS Joseph Barrus

Schedule A

Schedule of Founders

Name	Number of Shares of Stock
Ketan Kothari	2,464,583
Manish Kothari	2,464,583
Joseph Barrus	2,464,583